Morgan Stanley Biotechnology Fund
                          Item 77(O) 10F-3 Transactions
                        December 31, 2003 - May 31, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
 Eyetech    01/29/  6,500,   $21.00 $136,500    700   0.011%   0.09
Pharmaceut    04      000             ,000                      5%    Merrill
icals Inc                                                             Lynch &
                                                                     Co, Morgan
                                                                      Stanley,
                                                                        Bear
                                                                     Stearns &
                                                                     Co Inc and
                                                                       Credit
                                                                       Suisse
                                                                       First
                                                                       Boston